Exhibit 10.35
                                      Suburban Lodges, Inc.

An assignment of franchise agreements and franchisor's consent and subordination of franchise agreement in favor of Finova with substantially the same terms as
Exhibit 10.27 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 for the following group of properties is not being separately filed:

     PROPERTY NAME                       ADDRESS                  CITY, STATE

Group 6

Suburban Lodge - Hazlewood            9067 Dunn Road            Hazelwood, MO
Suburban Lodge - St. Charles          1769 Fairlane Dr.         St. Charles, MO
Suburban Lodge - East Indianapolis    2301 Post Dr.             Indianapolis, IN
Suburban Lodge - Newport News         12015 Jefferson Ave.      Newport News, VA
Suburban Lodge - Jackson, Miss.       5731 I-55 N               Jackson, MS